                                                                 EXHIBIT 99.A

                        EXCLUSIVE DISTRIBUTION AGREEMENT

         AGREEMENT made this 22nd day of September, 2000, by and between UNITED ENERGY CORPORATION ("UNRG"), a Nevada corporation, with a principal place of business located at 600 Meadowlands Parkway, #20, Secaucus, New Jersey 07094, and LUNSFORD, LTD., doing business as ALAMEDA COMPANY ("ALAMEDA"), a California corporation, having a principal place of business at 1260 N. Lakeview Avenue, Anaheim, CA 92807.

                                 R E C I T A L S

         WHEREAS, UNRG is in the business of manufacturing and distributing various products ("products") as more fully set forth on Exhibit "A" (in particular UNIPROOF(R) Blue Line proofing paper); and

         WHEREAS, UNRG seeks to establish distribution of the products in the United States, Canada, Puerto Rico, Mexico, Central America, South America and the Caribbean; and

         WHEREAS, ALAMEDA has agreed to distribute the products for UNRG and UNRG agrees subject to the terms of this Agreement to appoint ALAMEDA as its exclusive distributor for the regions set out above, subject to the conditions set forth herein;

         NOW, THEREFORE, upon the mutual covenants contained herein, it is agreed as follows:

                                    ARTICLE I

                     UNRG'S REPRESENTATIONS AND OBLIGATIONS

         1.1 UNRG will manufacture the products described on Exhibit "A".

         1.2 UNRG will keep in full force and effect its existing licenses, patents, trademarks, service marks, etc., that each product currently enjoys and will obtain such intellectual property rights on any new products UNRG manufactures and/or distributes, in UNRG's sole discretion.

         1.3 UNRG will hold ALAMEDA harmless and indemnify ALAMEDA (including reasonable legal fees) from any third party claim relating to:

                  (i) intellectual property right infringements which shall include reimbursement for any Products purchased by ALAMEDA from UNRG which ALAMEDA is prevented from selling by reason of such claimed infringement;

                  (ii) product liability or negligence claims concerning the manufacture of the Products;

                  (iii) breach of any term of this Agreement by UNRG;

         1.4 UNRG will produce Product consistent with present performance and reliability.

                                   ARTICLE II

                                 DISTRIBUTORSHIP

         2.1 UNRG appoints ALAMEDA as its exclusive distributor for the Products described on Exhibit "A" for the United States, Canada, Puerto Rico, Mexico, South America, Central America and the Caribbean, for the term of this Agreement subject to the conditions set forth herein. The territory so described and as may be subsequently enlarged, reduced or otherwise changed with the mutual consent of the parties is hereinafter referred to as the "Territory".

         2.2 UNRG grants ALAMEDA the right to purchase the Products described in Exhibit "A" at prices mutually agreed to between the parties from time to time. Notwithstanding the foregoing, ALAMEDA shall have the right to purchase the Products described in Exhibit "A" at the prices set out in Exhibit "A". Prices are guaranteed through December 31, 2002.

         2.3 All of such prices may be adjusted by UNRG to reflect documented raw material or manufacturing price increases or decreases on a dollar-for-dollar basis. Such adjustments shall become effective only upon the expiration of thirty (30) days after written notice of the adjustment shall have been given by UNRG to ALAMEDA, accompanied by a copy of a vendor invoice or other document reflecting the particular increase in cost of materials or manufacturing incurred by UNRG.

         2.4 All prices are F.O.B. UNRG's manufacturing facilities. Risk of loss shall pass at the time of shipment from such facility. 2.5 UNRG will supply ALAMEDA such quantities of Products necessary for ALAMEDA to satisfy purchase orders obtained by ALAMEDA.

         2.6 UNRG will permit ALAMEDA to advertise, sell and distribute the Products under the ALAMEDA label or such other label selected by ALAMEDA (including UNRG's labels and trademarks), with the approval of UNRG, which approval shall not be unreasonably withheld.

         2.7 UNRG will invoice ALAMEDA for Products shipped (cost of shipping and freight to be paid by ALAMEDA) on the day of shipping of the product to ALAMEDA's specified United States location.

         2.8 Payment terms are as set forth on Exhibit "A".

         2.9 For purposes of this Agreement, Products are defined as those described in Exhibit "A", which may include from time to time any additional products derived from the UNIPROOF(R) technology.

         2.10 UNRG represents that to the best of its knowledge, the Products do not infringe upon any patents and/or any other intellectual property right to which any other party in the United States or abroad has patent rights.

         2.11 UNRG will not cause, sell, distribute or give away any samples of the Products within the Territory.

         2.12 During the term of this Agreement, UNRG shall turn over all past, future and existing accounts for the Products within the Territory (including private label) to ALAMEDA and shall not appoint any other or different person, firm, or corporation to sell the Products in the Territory. UNRG will not sell to any account outside the Territory where it can be shown that said account shipped the Products back into the Territory.

         2.13 During the term of this Agreement, UNRG shall not produce any of the Products or any product similar to the Products under a private label or any other name for any person, company or entity within the Territory. UNRG shall not produce any of the Products similar to the Products for sale on the Internet or any website within the Territory.

                                   ARTICLE III

                                   TERMINATION

         3.1 In the event of a breach of this Agreement by a party, as a condition to the exercise of any remedy on account thereof by the non-breaching party, the non-breaching party shall give written notice to the breaching party of the event or occurrence constituting breach hereunder and stating what conduct is needed to cure the same. The party receiving such a notice shall have, in all cases, thirty (30) days from the date such notice is given in which to cure the same. If no cure is effected within such time frame, then the non-breaching party may exercise any or all remedies available to it at law or in equity on account thereof, and in addition to and cumulative of all such remedies, the non-breaching party shall have the right to terminate this Agreement by delivering notice of termination to the breaching party. No termination of this Agreement shall relieve a party of obligations incurred prior to the date of such termination.

         3.2 In the event of termination, this Agreement shall remain applicable to any orders for Products which ALAMEDA has previously placed and to any other orders which may be placed within sixty (60) days subsequent to the effective date of termination.

         3.3 In the event of termination of this Agreement for failure of ALAMEDA to maintain minimum purchase requirements, UNRG will permit ALAMEDA to become a non-exclusive distributor.

                                   ARTICLE IV

                    ALAMEDA'S REPRESENTATIONS AND OBLIGATIONS

         4.1 ALAMEDA will purchase, sell and distribute the Products in the Territory using its best efforts to achieve maximum sales of the Products. In order to maintain exclusivity in the Territory, ALAMEDA must purchase from UNRG the following product minimums:

In calendar year 2001, ALAMEDA must purchase a minimum of 13,394,641 sq. ft. of UNIPROOF(R) Blue Line proofing paper in mill rolls only and in calendar year 2002 must purchase a minimum of 16,073,569 sq.ft. of such product.

         4.2 ALAMEDA will pay UNRG the amount invoiced for the Products in accordance with the pricing and payment terms set forth above and on Exhibit "A".

         4.3 ALAMEDA shall pay all advertising and promotional costs it incurs and all such costs UNRG incurs at ALAMEDA's request.

         4.4 During the term of this Agreement, ALAMEDA agrees not to sell or distribute any product used for the same purpose as the Products that is exposed through a light source for proofing purposes.

                                   ARTICLE V

                        LIMITED WARRANTY OF THE PRODUCTS

         5.1 UNRG expressly warrants, for a period of ninety (90) days from the date of shipment to ALAMEDA, or to a place designated by ALAMEDA, that products sold hereunder shall be free from defects in workmanship or materials that render the product(s) unusable for its ordinary purpose, and during that period agrees to, without cost to ALAMEDA, repair or replace products that prove to be defective in workmanship or materials, provided written notice of the defect is given to UNRG within ninety (90) days of delivery to ALAMEDA and the defective products are returned to the UNRG. This warranty shall not cover damage to the products occurring during or after shipment. Except for the foregoing express warranty, UNRG MAKES NO OTHER WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, CONCERNING THE PRODUCTS AND HEREBY DISCLAIMS ANY AND ALL OTHER EXPRESS OR IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                                   ARTICLE VI

                                      TERM

         6.1 The term of this Agreement shall be effective from the date executed by both parties through December 31, 2002, provided ALAMEDA meets the minimum purchase requirements herein. Thereafter, the Agreement will automatically renew for successive one-year terms provided ALAMEDA has purchased the minimum amounts of products per year agreed to herein and to be agreed upon for each year following 2002.

                                   ARTICLE VII

                         PURCHASE OF EXISTING INVENTORY

         7.1 ALAMEDA will purchase all of UNRG's existing inventory of finished goods of UNIPROOF(R) Blue Line proofing paper at 37% off low net price plus 2%-net 10 days ("Existing Inventory"). Low net prices are as follows:

         Low net on two-sided sheets            $0.49 per square foot

         Low net on one-sided sheets            $0.35 per square foot

         Low net on two-sided rolls             $0.43 per square foot

         Low net on one-sided rolls             $0.30 per square foot

         7.2 ALAMEDA will also purchase all mill rolls (unconverted goods) at $0.25 per square foot for two-sided rolls and at $0.175 per square foot for one-sided rolls.

         7.3 All shipments will be F.O.B. UNRG manufacturing facilities.

         7.4 UNRG's finished inventory will be held at UNRG facilities per request of ALAMEDA and shipped at ALAMEDA's direction.

         7.5 Payment for Existing Inventory to UNRG by ALAMEDA will be in five
(5) equal payments with the first payment to UNRG due upon the first receipt of any Existing Inventory from UNRG ("First Payment"). The next four (4) equal payments will commence sixty (60) days from the date the first payment is due in thirty (30) day intervals.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 Notices. All notices permitted or required under this Agreement shall be in writing and shall be either (a) delivered by personal service, (b) delivered by courier service, or (c) sent by certified or registered mail, postage prepaid, return receipt requested, to the parties hereto at their addresses set forth below or at such other addresses which may be designated in writing by the parties:

                  If to UNRG:        600 Meadowlands Parkway #20
                                             Secaucus, New Jersey 07094
                                             Attn: Ronald Wilen, President

                  If to ALAMEDA:     1260 N. Lakeview Avenue
                                             Anaheim, CA 92807
                                             Attn: Robin Lunsford, President

         8.2 Entire Agreement. This Agreement (including Exhibits hereto) supersedes all prior agreements and understandings, oral and written, among the parties with respect to the subject matter hereof, and this Agreement constitutes the entire agreement of the parties.

         8.3 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer any rights or obligations on any person other than the parties of their respective heirs, successors and assigns.

         8.4 Assignment. No party shall assign its rights or obligations under this Agreement without the prior written consent of the other party.

         8.5 Successors and Assigns. The covenants, agreements and conditions contained or granted shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors and permitted assigns.

         8.6 No Joint Venture. The parties, by entering into this Agreement and consummating the transaction contemplated in this Agreement, shall not be, and shall not be considered, a partner or joint venturer of one another.

         8.7 Headings. The article, section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be part of this Agreement or to affect the meaning or interpretation of this Agreement.

         8.8 Counterparts. This Agreement may be executed in any number of counterparts, including facsimile counterparts, each of which, when executed, shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

         8.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to any choice of law principles.

         8.10 Severability. If any term, covenant, condition, or provision of this Agreement of the application thereof to any circumstances shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Agreement shall not be affected and each remaining term, covenant, condition, and provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as it is enforceable.

         8.11 Amendments. This Agreement may not be modified or changed except by a written instrument signed by both parties.

         8.12 Construction of Agreement. This Agreement was negotiated at arm's length by the parties and their respective counsel. The rule that an agreement is to be construed against the party drafting the agreement is hereby waived, and shall have no applicability in construing this Agreement or any provision thereof.

         8.13 Independent Counsel. The parties hereby acknowledge that each of them has received the advice of independent counsel in connection with the transactions contemplated herein.

         8.14 Arbitration. Any controversy or claim arising out of or related to this Agreement shall be commenced, prosecuted and resolved in the State of New Jersey by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon any award rendered by the arbitration(s) may be entered in any court having jurisdiction thereof. Cost of arbitration hearing shall be the responsibility of the losing party.

         8.15 Force Majeure. Neither party to this Agreement will be held liable for a delay or failure in performance due to the occurrence of a contingency, the non-occurrence of which was a basic assumption of this Agreement, including, but not limited to UNRG's failure to deliver because of resource or raw materials shortages, strikes, or other matters beyond its control.

         8.16 ALAMEDA Not Agent or Legal Representative. This Agreement does not constitute ALAMEDA, as the agent or legal representative of UNRG for any purpose whatsoever. ALAMEDA is not granted any right or authority to assume or to accrue any obligation or responsibility, express or implied, in behalf of or in the name of UNRG or to bind UNRG in any manner.

         8.17 Completeness of Instrument. This instrument, including Exhibit "A", contains all of the agreements, understandings, representations, conditions, warranties, and covenants made between the parties hereto. Unless set forth herein, neither party shall be liable for any representation made, and all modifications and amendments hereto must be in writing.

         8.18 No Implied Waivers. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the full right to require such performance at any time hereafter. Nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

         8.18 Attorney Fees. If an action is brought to enforce any of the terms or provisions of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees.

         IN WITNESS WHEREOF, the undersigned have executed this Distribution Agreement as of the date first above written.

                                        "UNRG"

                                        UNITED ENERGY CORPORATION

Dated:  September 25, 2000              By:        \s\  Ronald Wilen
                                                   RON WILEN, President


                                                   "ALAMEDA"

                                                   LUNSFORD, LTD.



Dated: September 22, 2000               By:         \s\  Robin Lunsford
                                                    ROBIN LUNSFORD,
                                                    President/CEO

                                   EXHIBIT "A"

         ALAMEDA will purchase all new finished master rolls of UNIPROOF(R) Blue Line proofing paper at $0.25 per square foot for 2-sided master rolls and at $0.175 per square foot for all 1-sided master rolls, based on linear feet shipped.

         Prices are guaranteed to December 31, 2002, with an understanding and agreement to pass along increases and decreases in manufacturing and materials cost, which must be documented. Should competing or existing products decrease in price, UNRG will attempt to decrease prices to ALAMEDA by the same percentage.

         Terms of payment will be net 20 days from date of invoice. Invoices will be faxed to ALAMEDA immediately upon shipment of Product(s). All shipments will be F.O.B. UNRG manufacturing facilities. Purchase order requirements are as follows for new materials:

         (a) Minimum order must be for 26 master rolls (at least 20,000 linear feet per roll) per quarter, placed ninety (90) days prior to delivery.

         (b) After December 31, 2000, if ALAMEDA fails to meet minimum quarterly purchase orders of at least 26 master rolls for two (2) consecutive quarters, then ALAMEDA will lose exclusivity but will remain a dealer. Further, all UNRG customers will revert back to UNRG and the termination provisions of this Agreement will apply.

LUNSFORD, LTD.                               UNITED ENERGY CORPORATION


By:      \s\  Robin Lunsford                 By:    \s\  Ronald Wilen
         ROBIN LUNSFORD,                            RONALD WILEN, President
         President/CEO\